AMENDMENT NUMBER ONE
                                       TO
           AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION

         THIS AMENDMENT NUMBER ONE TO AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION ("Amendment Number One") is made and entered into as of this 20th day of August, 1990, by and among THE CITIZENS AND SOUTHERN CORPORATION ("C&S"), CITIZENS AND SOUTHERN GEORGIA CORPORATION ("CSGA"), THE CITIZENS AND SOUTHERN NATIONAL BANK ("CSNB") and FIRST FEDERAL SAVINGS BANK OF BRUNSWICK, GEORGIA ("Brunswick").

         This Amendment Number One is made pursuant to Section 11.4 of the Amended and Restated Agreement and Plan of Reorganization ("Agreement"), dated as of April 19, 1988, and amended and restated as of November 20, 1989, by and among C&S, CSGA, CSNB and Brunswick and supplemented by the Supplement to Amended and Restated Agreement and Plan of Reorganization executed by C&S/Sovran Corporation (formerly named Avantor Financial Corporation) ("CSC") and in accordance with resolutions adopted by the Boards of Directors of C&S, CSGA, CSNB, Brunswick and CSC authorizing the preparation, execution, and delivery of this Amendment Number One. Terms with initial capitalization which are not otherwise defined in this Amendment Number One shall have the meaning set forth in the Agreement.

                                    PREAMBLE

         The respective Boards of Directors of the Parties have determined that it is the best interests of their respective institutions to restructure the transactions contemplated by the Agreement such that the acquisition of Brunswick ("Acquisition") will be effected in a manner that will permit Brunswick to be operated as a commercial bank subsidiary, the deposits of which are insured by the SAIF of the FDIC, rather than operated as a thrift subsidiary and will consist of the following series of transactions: (i) the conversion of Brunswick from a federally chartered stock savings bank organized under the laws of the United States to a state chartered stock savings and loan association organized under the laws of the State of Georgia; (ii) the conversion of Brunswick from a state chartered stock savings and loan association organized under the laws of the State of Georgia to a state chartered bank organized under the laws of the State of Georgia, the deposits of which are insured by the SAIF maintained by the FDIC; (iii) the organization of Brunswick Interim, Inc. ("Interim"), as a wholly owned subsidiary of C&S (or CSC in the event the CSC reorganization described herein is consummated); and (iv) the merger of Interim into and with Brunswick.

         In consideration of the above, the mutual warranties, representations, covenants and agreements set forth in the Agreement and herein, the Parties agree as follows:

         1. All matters provided in the Preamble to the Agreement which are inconsistent with this Amendment Number One and the Preamble set forth herein are hereby revised to conform to this Amendment Number One.

         2. All references to "Avantor Financial Corporation" which are set forth in the Agreement shall be revised to reflect the change in name of such entity to "C&S/Sovran Corporation," and all references to "Avantor" shall be changed to "CSC."

         3. Section 1.1 of the Agreement shall be amended by adding the phrase "as amended by the Amendment Number One to Amended and Restated Agreement and Plan of Reorganization dated as of August 20, 1990, by and among C&S, CSGA, CSNB, and Brunswick and supplemented by the Supplement to Amendment Number One executed by CSC" to the end of such Section 1.1.

         4. Section 1.2 of the Agreement shall be deleted in its entirety and replaced with the following:

         1.2 "Articles of Merger" shall mean the Articles of Merger to be executed by Brunswick and Brunswick Interim and filed with the Georgia Commissioner as contemplated by Section 2.1(c) of this Agreement.

         5. Section 1.26 of the Agreement shall be revised by substituting the words "State of Georgia" for the words "United States" where such words appear in the last line of Section 1.26.

         6. Section 1.28 shall be revised by substituting the words "1 through 9," for the words "1 through 7," where such words appear in the first line of
Section 1.28.

         7. Section 1.39 shall be revised to include "CSC" immediately before C&S in the first and second lines of Section 1.39.

         8. Article One of the Agreement shall be amended by adding the following new Sections which shall provide:

         1.51 "Amended Brunswick Articles" shall mean the Amended and Restated Articles of Incorporation of Brunswick set forth in Exhibit 8 and shall reflect the Bank Conversion.

         1.52 "Brunswick Interim" shall refer to Brunswick Interim, Inc., a corporation to be organized under the laws of the State of Georgia as a wholly owned subsidiary of C&S (or CSC in the event the CSC Reorganization is consummated).

         1.53 "Bank Conversion" shall refer to the conversion of Brunswick Interim from a state chartered stock savings and loan association organized under the laws of the State of Georgia to a state chartered bank organized under the laws of the State of Georgia as contemplated by Section 2.1(b) of this Agreement and as reflected in the Amended Brunswick Articles.

         1.54 "Plan of Thrift Conversion" shall refer to the Plan of Thrift Conversion set forth in Exhibit 9 relating to the Thrift Conversion.

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


         1.55 "Thrift Conversion" shall refer to the conversion of Brunswick from a federally chartered stock savings bank to a state charted stock savings and loan association organized under the laws of the State of Georgia as contemplated by Section 2.1(a) of this Agreement and as set forth in the Plan of Thrift Conversion.

         9. Section 2.1 of the Agreement shall be deleted in its entirety and replaced with the following:

         2.1 Transactions. The Parties agree that the conversion of Brunswick from a federally chartered stock savings bank to a state chartered savings and loan association organized and existing under the laws of the State of Georgia and then to a state chartered bank organized and existing under the laws of the State of Georgia is necessary for and is a condition precedent to the consummation of the Merger. The Parties acknowledge that in order to ensure that the Thrift Conversion and the Bank Conversion are not effected without Consummation of the Merger, the Parties will, if practicable, cause the Thrift Conversion and the Bank Conversion to be effected prior to but on the same day as consummation of the Merger. The Parties further acknowledge that neither this Agreement, the Plan of Thrift Conversion, nor the Amended Brunswick Articles will obligate Brunswick to consummate either conversion other than as a condition precedent to the Merger.

         (a) Thrift Conversion. Subject to the terms of this Agreement and the Plan of Thrift Conversion, on the Effective Date and immediately prior to the consummation of the Bank Conversion and the Merger, Brunswick shall convert from a federally chartered stock savings bank to a state chartered savings and loan association organized and existing under the Laws of the State of Georgia in accordance with the provisions of and with the effect provided by 12 U.S.C. SS 1464(i)(3) and Sections 7-1-293(e) and 7-1-550 through 7-1-555 of the Georgia Financial Institutions Code. Upon consummation of the Thrift Conversion, Brunswick shall be governed by the laws of the State of Georgia. The Thrift Conversion shall be consummated pursuant to the terms of this Agreement and the Plan of Thrift Conversion, both of which have been approved and adopted by the Board of Directors of Brunswick. The Thrift Conversion shall be effected by filing the Plan of Thrift Conversion as part of the articles of conversion to be filed with the Georgia Commissioner pursuant to Section 7-1-551 of the Georgia Financial Institutions Code.

         (b) Bank Conversion. Subject to the terms of this Agreement, on the Effective Date and immediately subsequent to the Thrift Conversion but immediately prior to the consummation of the Merger, Brunswick shall convert from a state chartered savings and loan association organized and existing under the laws of the State of Georgia to a state chartered bank organized and existing under the laws of the State of Georgia, the deposits of which are insured by SAIF, in accordance with the provisions of and with the effect provided by 12 U.S.C. ss 1815 (d)(2)(G) and Sections 7-1-293(b) and Section 7-1-510
     through 7-1-516 of the Georgia Financial Institutions Code. Upon consum-mation of the Bank Conversion, Brunswick shall be governed by the laws of the State of Georgia and shall continue to conduct its business under the name "First Interim Bank of Brunswick, Georgia." The Bank Conversion shall be consummated pursuant to the terms of this Agreement and the pro-visions of the Amended Brunswick Articles, both of which have been approved and adopted by the Board of Directors of Brunswick. The Bank Conversion shall be effected by filing the Amended Brunswick Articles as part of the articles of amendment to be filed with the Georgia Com-missioner pursuant to Section 7-1-512 of the Georgia Financial Institutions Code.

          (c) Merger. Subject to the terms of this Agreement and the Plan of Merger, on the Effective Date and after consummation of the Thrift Con-version and the Bank Conversion, Brunswick Interim shall be merged into and with Brunswick in accordance with the provisions of and with the effect provided in 12 U.S.C. ss 1828(c) and Part 14 of Article 2 of Chapter 1 of the Georgia Financial Institutions Code. Brunswick shall be the entity resulting from the Merger and shall continue to exist and to be governed by the laws of the State of Georgia as a commercial bank operating under the name "The Citizens and Southern Bank of Glynn County." The Merger shall be consummated pursuant to the terms of this Agreement and the Plan of Merger, both of which have been approved and adopted to the extent necessary by the Boards of Directors of C&S, CSGA, CSNB and Brunswick and which shall be approved and adopted by the Board of Directors of Brunswick Interim upon its organization. The Merger shall be effected by filing the Articles of Merger with the Georgia Commissioner as required by Section 7-1-532 of the Georgia Financial Institutions Code.

          10. Subsection (c) of Section 2.3 of the Agreement shall be deleted in its entirety and replaced with the following:

          (c) Dissenting Stockholders of Brunswick. Any holder of shares of Brunswick Common Stock who complies with Article 13 of the Georgia Business Corporation Code (made applicable by Section 7-1-537 of the Georgia Financial Institutions Code) shall be entitled to receive the fair value of such shares pursuant to Section 14-2-1302 of the Georgia Business Corporation Code from C&S in cash from the escrow account established by Brunswick prior to the Effective Date pursuant to Section 5.14 of this Agreement; provided, however, that no such payment shall be made to any dissenting stockholder unless and until (i) the value thereof shall have been agreed upon or finally determined as provided in Article 13 of the Georgia Business Corporation Code and (ii) the dissenting stockholder has surrendered

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

     to C&S the certificate or certificates representing the shares for which such payment is being made.

          11. Section 3.2 of the Agreement shall be deleted in its entirety and replaced with the following:

          3.2 Effective Date. The Merger shall become effective on the date and time specified in the Certificate of Merger issued by the Secretary of State of the State of Georgia. Unless otherwise mutually agreed upon in writing by the Parties, the Effective Date shall be as soon as practicable following the date that all of the conditions precedent specified in this Agreement have been satisfied or waived by the Party or Parties permitted to do so.

          12. Section 3.4 of the Agreement shall be deleted in its entirety and replaced with the following:

          3.4 Dissenting Stockholders. Any holder of shares of Brunswick Common Stock who complies with Article 13 of the Georgia Business Corporation Code (made applicable by Section 7-1-537 of the Georgia Financial Institutions Code) shall not be entitled to payment for his shares of Brunswick Common Stock who becomes entitled to payment for his shares pursuant to Section 14-2-1302 of Georgia Business Corporation Code shall receive payment for such shares in cash (to be paid from the escrow account established by Brunswick prior to the Effective Date pursuant to
     Section 5.14 of this Agreement); provided, however, that no such payment shall be made to any dissenting stockholder unless and until (i) the value thereof shall have been agreed upon or finally determined as provided in
     Article 13 of the Georgia Business Corporation Code and (ii) the dis-senting stockholder shall have surrendered to C&S the certificate or certificates representing the shares for which such payment is being made. In the event that after the Effective Date a dissenting stockholder of Brunswick fails to perfect, or effectively withdraws or loses his right to appraisal of and payment for his shares, C&S shall issue and deliver the shares of C&S Common Stock (and cash in lieu of any fractional share) to which such holder of shares of Brunswick Common Stock is entitled under
     Section 2.3 of this Agreement upon surrender by such holder of the cer-tificate or certificates representing the shares of Brunswick Common Stock held by him.

          13. Section 4.1 of the Agreement shall be deleted in its entirety and replaced with the following:

          4.1 Organization, Standing and Authority. Brunswick is a federally chartered stock savings bank duly organized, validly existing and in good standing under the laws of the United States. The accounts of Brunswick are insured by the SAIF to the extent provided in the Federal Deposit Insurance Act and the Home Owners' Loan
     Act of 1933, as amended, and the rules and regulations promulgated there-under. Brunswick has corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, properties and business, and to execute, adopt and deliver, as appropriate, this Agreement, the Plan of Thrift Conversion, the Amended Brunswick Articles and the Plan of Merger and perform their respective terms. Copies of the charter of Brunswick (certified by the secretary of Brunswick) and the by-laws of Brunswick (certified by the secretary of Brunswick), which have been delivered to C&S, and copies of the corporate minutes of Brunswick, which have been or will be made available by Brunswick to C&S for review, are true and complete as now in effect on the date of this Agreement.


          14. Section 4.4 of the Agreement shall be deleted in its entirety and replaced with the following:

          4.4  Authority.

          (a) The execution, adoption and delivery, as appropriate, of this Agreement, the Plan of Thrift Conversion, the Amended Brunswick Articles and the Plan of Merger and the consummation of the transactions contem-plated herein or therein, including the Thrift Conversion, the Bank Con-version and the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Brunswick, subject, with respect to this Agreement, the Plan of Thrift Conversion, the Amended Brunswick Articles and the Plan of Merger, to the approval of the stockholders of Brunswick. This Agreement, the Plan of Thrift Conversion, the Amended Brunswick Articles and the Plan of Merger, to the approval of the stockholders of Brunswick. This Agreement, the Plan of Thrift Con-version, and the Amended Brunswick Articles and the Plan of Merger, subject to the requisite approval of the stockholders of the Brunswick, represent legal, valid and binding obligations of Brunswick, enforceable against Brunswick in accordance with their terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution, adoption and delivery, as appropriate, of this Agreement, the Plan of Thrift Conversion, the Amended Brunswick Articles or the Plan of Merger by Brunswick, nor the consummation by Brunswick of the transactions contemplated herein or therein, nor com-pliance by Brunswick with any of the provisions hereof or thereof will (i) conflict with or result in a breach of any provision of the charter or by-laws of Brunswick, or (ii) constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon, any property or assets of Brunswick, pursuant to any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which it is a party or by which its properties or assets may be subject, and that would, in any such events, have a material adverse effect on the financial condition or results of operations of the Brunswick Companies on a consolidated basis or the transactions contemplated hereby, or (iii) subject to receipt of the requisite approvals referred to in Section 9.6 of this Agreement, to the knowledge of Brunswick's management, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Brunswick or any of its Subsidiaries or any of their properties or assets.

          (c) Other than in connection or compliance with the provisions of the applicable state corporate law, the 1933 Act, the 1934 Act and the rules and regulations thereunder, applicable state securities laws and rules of the National Association of Securities Dealers, Inc., and the New York Stock Exchange, Inc.; and other than consents, authorizations, approvals, or exemptions required from the Federal Reserve Board, the FDIC, the OTS and the Georgia Commissioner; and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, no notice to, filing with, authorization of, or exemption by, or consent or approval of any public body or authority is necessary for the consummation by Brunswick of the Thrift contemplated in this Agreement, the Plan of Thrift Conversion, the Amended Brunswick Articles or the Plan of Merger.

          15. Section 4.18 of the Agreement shall be revised by deleting the last sentence of such Section 4.18 and substituting in its place the following:

     All documents that Brunswick is responsible for filing with the OTS or any other Regulatory Authority in connection with the Thrift Conversion, the Bank Conversion or the Merger will comply as to form in all material respects with the provisions of applicable law.

          16. Section 5.1 of the Agreement shall be revised by including the phrase "Except as contemplated by this Agreement, the Plan of Thrift Conversion, the Amended Brunswick Articles or the Plan of Merger," immediately prior to the first sentence of Section 5.1.

          17. Section 5.12 of the Agreement shall be deleted in its entirety and replaced with the following:

          5.12 Agreement as to Efforts of Consummate. Subject to the terms and conditions of this Agreement, Brunswick hereby agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, the Plan of Thrift Conversion, the Amended Brunswick Articles and the Plan of Merger, including, without limitation, using reasonable effort to lift or rescind any injunction or restraining order to other order adversely affecting the ability of the Parties to consummate the transactions contemplated herein. Brunswick shall use, and shall cause each of the Brunswick Subsidiaries to use, its bodies necessary or desirable for the consummation of the trans-actions contemplated herein. Brunswick shall use, and shall cause each of the Brunswich Subsidiaries to use, its best efforts to obtain consents of all third parties and governmental bodies necessary or desirable for the consummation of the transactions contemplated by this agreement.

          18. Section 5.14 of the Agreement shall be revised by substituting the phrase "Article 13 of the Georgia Business Corporation Code" for the phrase "12 C.F.R. ss 552.14" where such phrase appears in the fourth line of
Section 5.14.

          19. Subsection (c) of the Section 6.5 of the Agreement shall be revised by adding the words "the FDIC," after the words "required from the Federal Reserve Board," where such words appear on the sixth line of such subsection (c).

          20. Article Seven of the Agreement is revised by including the phrase "Subject to the consummation of the transactions contemplated by the CSC Reorganization," immediately preceding the first sentence of Article Seven.

          21. Section 7.6 of the Agreement shall be deleted in its entirety and replaced with the following:

          7.6 Organization of Brunswick Interim. C&S (or CSC in the event the CSC Reorganization is consummated) shall effect all action necessary to organize Brunswick Interim as a Georgia business corporation. The authorized stock of Brunswick Interim shall consist of 1,000 shares of Brunswick Interim Common Stock, all of which shares shall be held by C&S (or CSC in the event the CSC Reorganization is consummated). Except as contemplated by this Agreement or the Plan or Merger, Brunswick Interim shall engage in no business activities or acquire any assets until consummation of the Merger.

          22. Section 7.7 of the Agreement shall be deleted in its entirety and replaced with the following:

          7.7 Applications. C&S shall diligently prepare and file, or shall cause to be prepared and filed, and pursue applications with the Federal Reserve Board, the FDIC, the OTS and the Georgia Commissioner seeking the requisite approvals necessary to consummate the transactions contemplated by this Agreement, the Plan of Thrift

     Conversion, the Amended Brunswick Articles and the Plan of Merger and shall take such other steps and actions in furtherance thereof as it deems appropriate.

          23. Section 7.8 of the Agreement shall be deleted in its entirety and replaced with the following:

          7.8 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, C&S agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, the Plan of Thrift Conversion, the Amended Brunswick Articles and the Plan of Merger, including, without limitation, using reasonable effort to life or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the transactions contemplated herein. C&S shall use, and shall cause each of the C&S Subsidiaries to use its best efforts to obtain consents of all third parties and governmental bodies necessary or desirable for the consummation of the transactions contemplated by this Agreement, the Plan of Thrift Conversion, the Amended Brunswick Articles and the Plan of Merger.

          24. Section 8.1 of the Agreement shall be deleted in its entirety and replaced with the following:

          8.1 Registration Statement: Stockholder Approval. At such time as determined in the sole discretion of C&S, C&S shall prepare and file the Registration Statement with the SEC and Brunswick shall file the Proxy Statement with the OTS and C&S and Brunswich shall use their best efforts to cause the Registration Statement to become effective under the 1933 Act and shall take any action required to be be taken under the applicable state Blue Sky or securities laws in connection with the issuance of the shares of C&S Common Stock upon consummation of the Merger. Each Party shall furnish all information concerning it and the holders of its capital stock as the other party may reasonably request in connection with such action. Brunswick shall call a Stockholders' meeting to be held as soon as practicable after the date of this Agreement for the purposes of voting upon the Agreement, the Plan of Thrift Conversion, the Amended Brainsick Articles and the Plan of Merger, and such other related matters as it deems appropriate. In connection with the Stockholder's Meeting, (i) Brunswick shall mail the Proxy Statement included as part of the Registration Statement and as filed with the OTS to its stockholders, (ii) the Board of Directors of Brunswick shall recommend (subject to compliance with its legal obligations as advised by counsel and subject to receipt of the investment banking letter referred to in Section 9.13 of this Agree-
     ment) to its stockholders the approval of
     this Agreement, the Plan of Thrift Conversion, the Amended Brunswick Articles and the Plan of Merger, and (iii) Brunswick shall use its best efforts to obtain such stockholders' approval. As soon as practicable after the Stockholders' Meeting, Brunswick shall deliver to C&S a certificate of the Secretary of Brunswick containing the names of the stockholders of Brunswick that have either: (x) not voted for the Merger contemplated by
     this  Agreement;   or (y)  given  written  notice  at  or  prior  to   the
     Stockholders' Meeting that they dissent from the Merger ("Certificate of Objections"). The Certificate of Objections shall include the number of shares of Brunswick Common Stock held by each such stockholder and the mailing address of each such stockholder.

         25. Paragraph (iii) of Section 9.1 of the Agreement shall be deleted in its entirety and replaced with the following:

         (iii) changes resulting from effecting the transactions specifically contemplated by (x) this Agreement, the Plan of Thrift Conversion, the Amended Brunswick Articles or the Plan of Merger, including the fees and expenses incurred in connection therewith, and (y) the CSC Reorganization in the case of C&S, including the fees and expenses incurred in connection therewith.

         26. Sections 9.3, 9.4, 9.5, and 9.6 of the Agreement shall be deleted in their entirety and replaced with the following:

         9.3 CERTIFICATES. Each of the Parties shall have delivered to the other a certificate, dated as of the Effective Date and signed on its behalf by its Chairman of the Board or its President and its Treasurer, to the effect that (i) the conditions of its obligations set forth in Sections 9.1 and
     9.2 of this Agreement have been satisfied and (ii) there has been no material adverse change in the consolidated financial condition or consolidated results of operations of such Party from that reflected on the
     (a) September 30, 1987 and December 31, 1987, financial statements referred to in Section 4.5 as to Brunswick and (b) December 31, 1987, financial statements referred to in Section 6.6 as to C&S, other than changes in the consolidated financial condition or consolidated results of operations of such Party resulting from effecting the transactions specifically contemplated by (x) this Agreement, the Plan of Thrift Conversion, the Amended Brunswick Articles or the Plan of Merger and (y) the CSC Reorganization in the case of C&S, all in such reasonable detail as the other Party shall request.

         9.4 CORPORATE AUTHORIZATION. All action necessary to authorize the execution, delivery and performance of this Agreement, the Plan of Thrift Conversion, the Amended Brunswick Articles and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Parties. Each Party shall have furnished to the other certified copies of

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

     resolutions duly adopted by such Party's Board of Directors evidencing the same.

        9.5 STOCKHOLDER APPROVALS. The stockholders of Brunswick shall have approved this Agreement, the Plan of Thrift Conversion, the Amended Brunswick Articles and the Plan of Merger, and the consummation of the transactions contemplated hereby, including the Thrift Conversion, the Bank Conversion and the Merger, as and to the extent required by law and by the provisions of any governing instruments, and Brunswick shall have furnished to C&S certified copies of resolutions duly adopted by Brunswick's stockholders evidencing the same. In addition, the holders of no more than seven percent (7%) of the issued and outstanding shares of Brunswick Common Stock shall have filed written notice with Brunswick at or prior to the Stockholders' Meeting that they dissent from the Merger or have voted against adoption of this Agreement, the Plan of Thrift Conversion, the Amended Brunswick Articles or the Plan of Merger.




         9.6 CONSENTS AND APPROVALS. All approvals and authorizations of , filings and registrations with, and notifications to, all federal and state authorities required for consummation of the Thrift Conversion, the Bank Conversion and the Merger and for the preventing of any termination of any right, privilege, license or agreement of either Party or any of its respective Subsidiaries which, if not obtained or made, would have a material adverse impact on the financial conditions or results of operation of such Party and its Subsidiaries on a consolidated basis, shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired. To the extent that any lease, license, loan or financing agreement or other contract or agreement to which Brunswick or any of its Subsidiaries, as the case may be, is a party requires the consent of or waiver from the other party thereto as a result of the transactions contemplated by this Agreement, the Plan of Thrift Conversion, the Amended Brunswick Articles or the Plan of Merger, such consent or waiver shall have been obtained, unless (i) waived by the appropriate Party in accordance with Section 11.5 of this Agreement, or
     (ii) the failure to obtain such consent or waiver would not have a material adverse impact on the business, operations or financial condition of Brunswick or any of its Subsidiaries following the Thrift Conversion, the Bank Conversion, the Merger or the transactions contemplated hereby. Any approval obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall not be conditioned or restricted in a manner in which, in the judgment of the Board of Directors of either Party, materially adversely affects the economic assumptions of the transactions contemplated hereby or the business of either Party so as to render inadvisable the consummation of the Thrift Conversion, the Bank Conversion or the Merger.

         27. Section 9.8 of the Agreement shall be deleted in its entirety and replaced with the following:

         9.8 MATERIAL ADVERSE CHANGE. There shall have been no determination by the Board of Directors of either Party that the Thrift Conversion, the Bank Conversion, the Merger or the other transactions contemplated by this Agreement have become impractical because any state of war, national emergency or banking moratorium shall have been declared in the United States or a general suspension of trading on the New York Stock Exchange occurred. There shall have been no determination by the Board of Directors of either Party that the consummation of the Thrift Conversion, the Bank Conversion, the Merger or the other transactions contemplated by this Agreement is not in the best interests of such Party or its stockholders by reason of material adverse change in the consolidated financial condition or consolidated results of operations of the other Party from that reflected in the (i) September 30, 1987 and December 31, 1987, financial statements referred to in Section 4.5 as to Brunswick and (ii) the December 31, 1987, financial statements referred to in Section 6.6 as to C&S, other than changes in the consolidated financial condition or consolidated results of operations of such Party resulting from effecting the transactions specifically contemplated by (x) this Agreement, the Plan of Thrift Conversion, the Amended Brunswick Articles or the Plan of Merger and
     (y) the CSC Reorganization in the case of C&S.

         28. Sections 10.1 and 10.2 of the Agreement shall be deleted in their entirety and replaced with the following:

         10.1 TERMINATION. Notwithstanding any other provision of this Agreement, the Plan of Thrift Conversion, the Amended Brunswick Articles or the Plan of Merger, and notwithstanding the approval of this Agreement, the Plan of Thrift Conversion, the Amended Brunswick Articles and the Plan of Merger by the stockholders of Brunswick, this Agreement may be terminated and the Thrift Conversion, the Bank Conversion and the Merger abandoned at any time prior to the Effective date:

                  (a) By a vote of a majority of the Board of Directors of both C&S and Brunswick; or

                  (b) By a vote of a majority of the Board of Directors of either C&S or Brunswick in the event of a material breach by the other Party of any representation, warranty, covenant or agreement contained herein which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

                  (c) By a vote of a majority of the Board of Directors of either C&S or Brunswick in the event that the Thrift Conversion, the Bank Conversion and the Merger shall not have been consummated by March 31, 1991; or

                  (d) By a vote of a majority of the Board of Directors of either C&S or Brunswick in the event (i) any approval of any governmental or other Regulatory Authority required for consummation of the Thrift Conversion, the Bank Conversion, the Merger and the other transactions contemplated hereby shall have been denied by final non-appealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal or (ii) if the stockholders of Brunswick fail to vote their approval of the Thrift Conversion, the Bank Conversion, the Merger and the transactions contemplated hereby as required by the Home Owners' Loan Act of 1933, as amended, and the Georgia Financial Institutions Code at the Stockholders' Meeting where the transactions were presented to such stockholders for approval; or

                  (e) By a vote of a majority of the Board of Directors of either C&S or Brunswick in the event (i) of the acquisition, by any person or group of persons, of beneficial ownership of forty percent (40%) or more of the outstanding shared of common stock of the other Party (the terms "group" and "beneficial ownership" having the meanings assigned thereto in Section 13(d) of the 1934 Act and the regulations promulgated thereunder), or (ii) the Board of Directors of the other Party accepts or publicly recommends acceptance of an offer from a third party to acquire fifty percent (50%) or more of its common stock or consolidated assets, provided that consummation of the transactions contemplated by the CSC Reorganization shall not be deemed to provide Brunswick a right of termination under the provisions of this Section 10.1 (e); or

                  (f) By a vote of majority of the Board of Brunswick in the event the Base Period Trading Price is less than $17.00 (subject to appropriate adjustment in the event of stock splits or stock dividends with respect to shares of C&S Common Stock prior to the Effective
         Date).

         10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement, the Plan of Thrift Conversion, the Amended
Brunswick Articles and the Plan of Merger pursuant to Section 10.1 of this Agreement, this Agreement, the Plan of Thrift Conversion, the Amended Brunswick Articles and the Plan of Merger shall become void and have no effect, except that the provisions of Sections 5.5, 7.3 and 11.1 of this Agreement shall survive any such termination and abandonment.

         29. Subsection (b) of Section 11.1 of the Agreement shall be deleted in its entirety and replaced with the following:

                  (b) Notwithstanding the provisions of Section 11.1 (a) of this Agreement, if this Agreement, the Plan of Thrift Conversion, the Amended Brunswick Articles and the Plan of Merger are terminated (i) by Brunswick before the Closing is concluded for any of the reasons set forth in Sections 10.1(b), 10.1(d)(i) or 10.1(f) of this Agreement,
         (ii) by C&S before the Closing is concluded for any of the reasons set forth in Section 10.1(d)(i) of this Agreement or (iii) by mutual agreement of the Parties before the Closing is concluded pursuant to
         Section 10.1(a) of this Agreement but only for the specific reasons specified in Section 10.1(d)(i) of this Agreement, C&S shall reimburse Brunswick for any and all of the expenses of Brunswick (including, but not limited to, fees and expenses of its accountants, counsel and investment bankers) reasonably incurred in attempting to effect the transactions contemplated by this Agreement. Notwithstanding the foregoing, if this Agreement, the Plan of Thrift Conversion, the Amended Brunswick Articles and the Plan of Merger are terminated by C&S or Brunswick pursuant to Section 10.1(b) of this Agreement because of the willful breach by the other of any representation, warranty, covenant, undertaking or restriction contained herein, if the terminating Party shall not have been in breach (in any material respect) of any representation, warranty, covenant, undertaking or restriction contained in this Agreement, then the breaching Party shall pay for any and all of the expenses of the terminating Party (including but not limited to, fees and expenses of its accountants, counsel and investment bankers) reasonably incurred in attempting to effect the transactions contemplated by this Agreement. Final settlement with respect to payment of such fees and expenses by the Parties shall be made within thirty (30) days of the termination of this Agreement, the Plan of Thrift Conversion, the Amended Brunswick Articles and the Plan of Merger.

         30. Section 11.3 of the Agreement shall be deleted in its entirety and replaced with the following:

                  11.3 ENTIRE AGREEMENT. Except as otherwise expressly provided herein or in the Amendment Number One, this Agreement and the Plan of Merger contain the entire agreement between the Parties with respect to the transactions contemplated hereunder and thereunder, and such agreements supersede all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement and the Plan of Merger shall inure to the benefit of and be binding upon the Parties and their respective successors. Nothing in this Agreement, the Plan of Thrift Conversion, and Amended Brunswick Articles or the Plan of Merger expressed or implied, is intended to confer upon any Party, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement, the Plan of Thrift Conversion, the Amended Brunswick Articles or the Plan of Merger, except as expressly provided herein or therein.

         31. Section 11.4 shall be deleted in its entirety and replaced with the following:

         11.4 AMENDMENTS. To the extent permitted by law, this Agreement and the Plan of Merger may be amended by a subsequent writing signed by all of the Parties upon the approval of the Board of Directors of each of the Parties; provided, however, that, except as contemplated in Section 8.4 of this Agreement, the provisions of Section 2.3 of this Agreement relating to the manner or basis in which shares of Brunswick Common Stock will be exchanged for C&S Common Stock shall not be amended after the Stockholders' Meeting without the requisite approval of the holders of the outstanding shares of Brunswick Common Stock, and that no amendment to this Agreement shall modify the requirements of regulatory approval set forth in Sections 9.4 and 9.6 of this Agreement.

         32. The Exhibit 1 which was originally attached to the Agreement shall be removed and Exhibit 1 attached to this Amendment Number One shall be substituted in its place as Exhibit 1.

         33. The Agreement shall be amended to incorporate Exhibits 8 and 9 attached to this Amendment Number One as exhibits to the Agreement.

         34. No other amendments to the Agreement, except as set forth in this Amendment Number One, are intended by this Amendment Number One. The Agreement, as amended hereby, shall continue in full force and effect. The agreements set forth herein do not constitute the waiver of any right or claim that the Parties might have under the Agreement.

         35. This Amendment Number One may be executed in two counterparts, each of which shall be deemed an original, but both of which when taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Parties have caused this Amendment Number One to be duly executed and delivered on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto duly authorized as of the date and year first above written.

                                      THE CITIZENS AND SOUTHERN CORPORATION



                                      By:  /s/ Bennett A. Brown
                                         -----------------------------------
                                               Bennett A. Brown
                                               Chairman of the Board

Attest:  /s/  Enoch J. Prow
       ---------------------------------
            Enoch J. Prow
            Secretary

            [CORPORATE SEAL]


                      [Signatures continued on next page]

                                        CITIZENS AND SOUTHERN GEORGIA
                                              CORPORATION

                                        By:  /s/ John W. McIntyre
                                           ---------------------------------
                                             John W. McIntyre
                                             Chairman of the Board

Attest:  /s/   Enoch J. Prow
       -------------------------------
            Enoch J. Prow
            Secretary

            [CORPORATE SEAL]



                                            THE CITIZENS AND SOUTHERN NATIONAL
                                                  BANK

                                         By:  /s/ William J. VanLandingham
                                            -----------------------------------
                                               William J. VanLandingham
                                               President
Attest:  /s/   Enoch J. Prow
        -------------------------------
             Enoch J. Prow
             Secretary

             [ASSOCIATION SEAL]

                                                   FIRST FEDERAL SAVINGS BANK
                                                       OF BRUNSWICK, GEORGIA

                                           By:  /s/  Ben T. Slade III
                                              ---------------------------------
                                                     Ben T. Slade III
                                                     Chairman of the Board

Attest:  /s/   Robert B. Sams
       -----------------------------
             Robert B. Sams
             Secretary

             [SAVINGS BANK SEAL]

                     Supplement to Amendment Number One to
                         Amended and Restated Agreement
                           and Plan of Reorganization

         This Supplement ("Supplement") to the foregoing Amendment Number One to Amended and Restated Agreement and Plan of Reorganization ("Agreement") is executed by C&S/Sovran Corporation (formerly named Avantor Financial Corporation) ("CSC") pursuant to Section 8.4(a) of the Agreement and in consideration of the premises of the Agreement, the representations, warranties, covenants, and agreements of First Federal Savings Bank of Brunswick, Georgia and The Citizens and Southern Corporation set forth in the Agreement, the benefits to be derived by CSC under the terms of the Agreement, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged. By execution of this Supplement, CSC represents that its Board of Directors has duly and validly authorized and approved the obligations of CSC under the Agreement and the transactions contemplated thereby and undertakes and agrees to perform all obligations and covenants to be performed by CSC under the terms of the Agreement and the related Plan of Merger and to abide by the Agreement and such Plan of Merger in accordance with their respective terms.

                             C&S/SOVRAN CORPORATION

By:  /s/       Albert B. Gornto, Jr.              By:  /s/   Bennett A. Brown
     ----------------------------------              ---------------------------
       Albert B. Gornto, Jr.                              Bennett A. Brown
       Chairman of the Executive                          Chairman of the Board
       Committee

ATTEST:  /s/   Page D. Cranford
       --------------------------------
            Page D. Cranford                         [CORPORATE SEAL]
            Secretary